UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	May 23, 2013

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100
(Registrant's telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 23, 2013, The Procter & Gamble Company (the “Company”) announced that, effective June 30, 2013, Robert A. McDonald will retire from the Company after 33 years of service and, effective immediately, has stepped down from his position of Chairman of the Board, President and Chief Executive Officer and resigned from the Board of Directors.  During the weeks leading up to his retirement date, Mr. McDonald will serve in an advisory capacity on transition issues as Retired Chairman, President and Chief Executive Officer.  The Company does not have employment contracts with its executive officers and Mr. McDonald will not receive any severance payments upon his retirement. The treatment of his compensation upon retirement will be consistent with the Company’s past practices, and its programs as described on pages 56-59 of the Company’s 2012 Proxy Statement.

On May 23, 2013, the Company also announced that, effective immediately, A.G. Lafley (age 65) has been appointed to the Board of Directors, and elected Chairman of the Board, President and Chief Executive Officer, to serve at the pleasure of the Board.  Mr. Lafley originally joined the Company in 1977 and was named Group Vice President in 1992, an Executive Vice President in 1995, and President and Chief Executive Officer in 2000, a position he held until June 30, 2009.  On July 1, 2002, Mr. Lafley was elected Chairman of the Board, a position he held until January 2010.  During the past five years, in addition to his roles as a Company employee, Mr. Lafley served as a consultant to the Company and as a member of the boards of directors of public companies Dell, Inc. and General Electric Company.  Since his retirement from the Company he also has been involved in consulting on business and innovation strategy, advising on CEO succession and executive leadership development, and coaching experienced, new and potential CEOs.  He currently serves as Senior Advisor at Clayton, Dubilier & Rice, LLC, a private equity partnership, and on the board of directors of Legend Pictures, LLC, a film production company.

Effective immediately, Mr. Lafley will receive an annual base salary of U.S. $2,000,000. Starting on July 1, 2013 (the first day of the Company’s new fiscal year), he will participate in the Company’s annual performance-based bonus program with a target award equal to 250% of base salary. Starting in the Company’s new fiscal year, he will receive equity grants under the Company’s long-term incentive program commensurate with his position and on the same timing as other executive officers. In addition, on June 30, 2013, as compensation for his service in the current fiscal year, he will receive a cash payment of $1,632,000 equal to a prorated portion of his target annual bonus and estimated competitive annual long-term incentive grant value.  Mr. Lafley will participate in all other elements of the Company’s executive compensation and benefit programs (including as a vested participant in the Company’s retirement program). Those programs are outlined in the Company’s 2012 Proxy Statement.

Mr. Lafley will not receive any fees for his service on the Board of Directors.

The Company is filing this 8-K pursuant to Items 5.02(b), (c) & (d), “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

ITEM 7.01   REGULATION FD DISCLOSURE

The Company issued a news release on May 23, 2013 announcing the election and appointment of Mr. Lafley and the changes to Mr. McDonald’s role.  A copy of this news release is furnished as Exhibit 99 to this report.

The Company’s Chief Financial Officer, Jon Moeller, will host a brief conference call on Friday, May 24, 2013 at 8:00 am EDT to provide additional perspective on the points noted in the press release.

You may access the call by dialing:
1-800-299-9630 for domestic calls
1-617-786-2904 for international calls
Confirmation code: 4662706

The Company will also webcast the conference call.  You may access the webcast by going to:
            http://www.pg.com/investor

The Company is furnishing the information under this item pursuant to Item 7.01, “Regulation FD Disclosure.”  The information in Exhibit 99 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:  /s/ Susan S. Whaley
Susan S. Whaley
Assistant Secretary
May 23, 2013

EXHIBIT(S)

99.    News Release by The Procter & Gamble Company dated May 23, 2013.